UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)

(703) 438-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
Resignation of Serge Matta as Employee
On September 9, 2016, comScore, Inc. (the “Company”) received notice from Serge Matta that he intends to resign pursuant to Section 3(a) of the Change of Control and Severance Agreement between Mr. Matta and the Company. With this resignation, Mr. Matta resigns from employment with the Company effective October 10, 2016. Mr. Matta most recently served as an Executive Vice Chairman of the Company since August 2016 and previously as the Company’s Chief Executive Officer from February 2014 until August 2016.
Resignation of William Katz as Director
Separately, on September 9, 2016, William Katz notified the Company that he intends to provide notice of resignation to the Company’s Board of Directors on September 30, 2016, with service through October 30, 2016. Mr. Katz recently accepted new employment, and his new employment arrangement is requiring him to resign from directorships that may potentially result in a conflict of interest with his employer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: September 12, 2016